CONSENT  OF  THE  INDEPENDENT  AUDITOR

As the  independent  auditor  for  Royal Bees Company, Inc., we hereby consent to the incorporation by reference in this Form S-1, pursuant to Section 12(g) of the Securities Exchange Act of 1934, of our report, relating to the  audited  financial  statements of Royal Bees Company, Inc. as of December 31, 2011 and 2010 and the related statement of operations, stockholders’ equity and cash flow for June 16, 2010 (date of inception) through December 31, 2010 and for the year ended December 31, 2011.  Our audit report is dated January 24, 2013.

/s/ R. R. Hawkins & Associates International, a PC

Los Angeles, California

January 24, 2013

11301 W. Olympic Blvd.  , Suite No. 7140

Los Angeles, CA 90064

T: 310.553.5707  F: 310.553.5337

www.rrhawkins.com